Exhibit 10.03

[EDMC LETTERHEAD]

VIA PERSONAL AND OVERNIGHT DELIVERY

March 30, 2007

John T. South, III

12 Water Witch Crossing

Savannah, GA 31411

Re: Employment Agreement

Dear John:

Reference is made to that certain Employment Agreement, dated as of December 7, 2006 (the “Agreement”), between you and Education Management LLC (the “Company”). As you know, Education Management Corporation (the “Parent”), South University, Inc. (the “University”), Higher Education Services, Inc. and you entered into a Stock Purchase Agreement, dated as of April 29, 2003 and as amended (the “Purchase Agreement”), pursuant to which the Parent purchased all of the issued and outstanding shares of capital stock of South University, Inc. and Higher Education Services, Inc. The Purchase Agreement provides for a Health Profession Program Escrow Account, which is to be disbursed to you upon the achievement of certain milestones relating to Health Profession Programs at South University’s locations. This letter will confirm that, consistent with your prior employment agreement with the Parent, the definition of “Good Reason” in Section 3.2(e)(1) of the Agreement will include: a material change in the control or structure of the Company, the University or their subsidiaries which would materially and adversely affect the opportunity of the Executive to develop and implement the “Health Profession Programs” contemplated by the Purchase Agreement.

Capitalized terms used herein have the meanings given them in the Agreement unless otherwise defined herein. The terms and conditions of the Agreement shall remain in full force and effect except as expressly modified pursuant to this letter agreement. The terms set forth in this letter agreement shall be in addition to the terms of the Agreement. The Company acknowledges and agrees that the terms set forth in this letter agreement are a material inducement for you to enter into the Agreement and constitute material obligations of the Company.

Sincerely yours,

/s/ John R. McKernan, Jr.
John R. McKernan, Jr.
Executive Chairman

Acknowledged and agreed this 30th day of March, 2007

/s/ John T. South, III
John T. South, III